SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A



                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934

                      Jeremy's Microbatch Ice Creams, Inc.
                 -----------------------------------------------
                 (Exact name of registrant specified in Charter)


        Delaware                                           23-3017648
     ---------------                                  -------------------
     (State or other                                     (IRS Employee
     jurisdiction of                                  Identification No.)
     incorporation)

    3401 Market Street
      Philadelphia, PA                                       19104
   ---------------------                                   ---------
   (Address of principal                                   (Zip Code)
     executive office)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
                                   333-89625

        Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class               Name of Each Exchange on Which
         To be so Registered               Each Class is to be Registered
     ----------------------------          ------------------------------
     Common Stock, par value $.01               Boston Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

Item 1. Description of Registrant's Securities to be Registered

     The Registrant is registering shares of its Common Stock, par value $0.01 per share pursuant to a Registration Statement on Form SB-2 (File No. 333-89625) that was filed with the Securities and Exchange Commission on October 25, 1999 (the "Registration Statement"). For a description of the Common Stock, reference is made to the section entitled "Description of Securities," in the prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended. Such Registration Statement and all amendments to the Registration Statement are hereby deemed to be incorporated by reference into this Registration Statement in accordance with the Instruction to
Item 1 of this Form.

Item 2. Exhibits.
        ---------

          3.1 Form of Articles of Incorporation of the Registrant and amendments thereto (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2 (File No. 333-89625) of the Registrant, as amended).

          3.2 Forms of Bylaws of the Registrant and amendments thereto (Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form SB-2 (File No. 333-89625) of the Registrant, as amended).


                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            JEREMY'S MICROBATCH ICE CREAMS, INC.


                                            By: /s/ Jeremy D. Kraus
                                                ----------------------
                                                Name:  Jeremy D. Kraus
Dated: February 8, 2000                         Title: President